UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

May 5, 2006

GENESIS MICROCHIP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33477	77-0584301
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2150 Gold Street

Alviso, California 95002

(Address of principal executive offices, including zip code)

(408) 262-6599

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 5, 2006, the Board of Directors of Genesis Microchip Inc. (the “Registrant” or “Company”) appointed Mr. Behrooz Yadegar, the Company’s new Senior Vice President, Product Development, as an executive “officer” of the Company within the meaning of Section 16(a) of the Securities Exchange Act of 1934. Mr. Yadegar commenced employment with the Company on May 1, 2006.

The following summary of the material terms of Mr. Yadegar’s offer letter is qualified in its entirety by reference to such document which is filed hereto as Exhibit 10.1. The basic terms of Mr. Yadegar’s offer letter with the Company provide for the following: (i) an at-will employment wherein either the Company or Mr. Yadegar may terminate his employment with the Company at any time, with or without reason, (ii) an annual base salary of $250,008, (iii) a sign-on bonus of $75,000, (iv) an award of stock options to purchase 70,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the date of grant, 25% of which vest after one year of employment, with the balance vesting monthly over the following 36 months, subject to Mr. Yadegar’s continued employment with the Company on the applicable vesting dates, and (v) an award of 30,000 restricted stock units, 25% of which vest after one year of employment, with the balance vesting quarterly in equal amounts over the following 12 quarters, subject to Mr. Yadegar’s continued employment with the Company on the applicable vesting dates. Pursuant to the terms of Mr. Yadegar’s offer letter, Mr. Yadegar is eligible to participate in the Company’s Corporate Bonus Plan for fiscal year 2007.

In addition, in the event that the Company terminates Mr. Yadegar’s employment within the first two years of employment, for reasons other than for cause or Mr. Yadegar’s death or disability, and such termination is not associated with a change of control such that he would not be entitled to receive any severance benefits under a Change of Control Severance Agreement, if any, then, subject to Mr. Yadegar’s signing and not revoking a separation agreement and release of claims in a form reasonably acceptable to the Company, he will be entitled to the following benefits: (1) severance payments equal to six months of then-current monthly base salary, (2) a pro-rated bonus, if applicable, (3) one-year vesting acceleration of all unvested RSUs, if any, (4) one-year vesting acceleration of all unvested options, if any, and (5) reimbursement of six months of COBRA benefit continuation.

The offer letter also provides that the Company periodically evaluates the need to provide Change of Control Severance Agreements for its executive officers, and if the Company decides to implement such Change of Control Severance Agreements for its executive officers, Mr. Yadegar will be offered a Change of Control Severance Agreement.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter with Behrooz Yadegar dated April 11, 2006

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS MICROCHIP INC.

Date: May 10, 2006	By:	/s/ Michael Healy
	Name:	Michael Healy
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
10.1	Offer letter with Behrooz Yadegar dated April 11, 2006